
                                 The Great Train Store Company

                               Computation of Per Share Earnings

                                                            For the Thirteen Weeks Ended
                                                       March 30, 1996         March 29, 1997
                                                     --------------------   --------------------

Weighted Average of:

      Common Stock Outstanding                            3,145,000              4,387,148

      Common Stock Equivalents                                    -                   -
                                                     ---------------      -----------------

      Shares Outstanding                                  3,145,000              4,387,148
                                                     ===============      =================


Net Loss                                             $     (507,496)      $       (512,022)

Shares Outstanding                                        3,145,000              4,387,148
                                                     ---------------      -----------------

Net Loss Per Share                                   $        (0.16)      $          (0.12)